Exhibit 99.1

VitalStream Nets $1.8 Million From Warrant Exercise

IRVINE, Calif.--Dec. 15, 2005 - VitalStream Holdings, Inc. (OTCBB: VSTH), the world leader in audio and video streaming, today announced that current investor Walden VC has elected to exercise a warrant to purchase an additional 2,962,897 shares of VitalStream common stock, resulting in a payment to the Company of approximately $1.8 million. The warrant was issued as part of a prior investment by Walden VC in the equity securities of VitalStream on June 16, 2004.

"We are gratified by this strong show of support by Walden which, we believe, demonstrates their confidence in the operational progress VitalStream has made as well as recognizes the significant opportunities before us based on the dynamic growth of streaming media applications," said Jack Waterman, chief executive officer of VitalStream.

In VitalStream's third quarter earnings release dated November 3, 2005, the Company projected record revenues for the fourth quarter 2005. The Company plans to begin providing more detailed guidance in its fiscal 2005 conference call, expected to take place in February 2006.

About VitalStream

VitalStream, Inc., a wholly owned subsidiary of VitalStream Holdings, Inc. (OTC: VSTH), is the world's leading streaming solutions provider and international content delivery network that provides the reliable choice for delivering streaming media to global audiences. VitalStream provides complete solutions, including video and audio streaming, live event broadcasting, media asset management and consulting services that seamlessly integrate with today's leading streaming media technologies. VitalStream's innovative tool set streamlines the process of delivering the leading streaming media formats, Macromedia(R) Flash(TM) and Microsoft(R) Windows Media(R), over the Internet. VitalStream's worldwide content delivery network is certified for quality transfer in the United States, Europe and Asia and delivers much of today's most popular online media. VitalStream serves an international customer base including Fortune 500 corporations, movie studios, news broadcasters, music and radio companies, advertising agencies and educational institutions. For more information, visit www.vitalstream.com.

Forward Looking Statements

This news release contains forward-looking statements made by VitalStream in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the company's revenue may decrease on a quarter over quarter basis because of a slower than projected growth in the demand for digital broadcast and streaming services; the risks that our existing customers may cease to use our services and/or may not use our services at the projected rate; uncertainties regarding the future demand for our products and services generally despite our recent infrastructure investments, expansion into other markets and product enhancements; the risk that the trend toward increasing broadband penetration may not continue; our inability to compete or the competitive advantage of companies that compete or may compete in our markets; the possibility that our new product offerings developed independently or based upon or incorporating our partners' proprietary technology may not predictably be accepted by our customers, perform as anticipated or be available longer-term due to arrangements that may be terminable under certain circumstances; we may be unable to keep up with evolving industry standards and changing user needs; the risk that inflation or technical, security or legal may increase our operating costs above those projected; and/or uncertainties regarding our ability to pursue our proposed business strategy. More detailed information about these factors and others are discussed in "Risk Factors," and elsewhere in the most recently filed Annual Report on Form 10-K of VitalStream Holdings, Inc., and other documents periodically filed by VitalStream Holdings, Inc. with the SEC. Such forward-looking statements speak only as of the date of this release. The company is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

VitalStream is a registered trademark of VitalStream, Inc. All other names or marks are the property of their respective owners.

Investor Contacts:
Alex Wellins or Jennifer Jarman
The Blueshirt Group, for VitalStream
415-217-7722